UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 8, 2007

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
2-28286	53-0040540
(Commission File Number)	(IRS Employer Identification No.)

1231 25th St., N.W., Washington D.C.	20037
(Address of principal executive offices)	(Zip Code)

(202) 452-4200
Registrant's telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⁭   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

⁭   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

⁭   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On August 8, 2007, The Bureau of National Affairs, Inc. (“BNA” or the "Company") through its wholly owned subsidiary BNA Washington, Inc., completed its previously announced agreement to sell to affiliates of Vornado Realty Trust, Inc. (Vornado), its three Washington, D.C. headquarters buildings, and simultaneously completed the acquisition of a new headquarters building in Arlington, VA, from Vornado.

BNA received proceeds of $106 million from Vornado, and paid Vornado $104 million for the building it acquired. The Company will recognize a pre-tax gain of approximately $93 million, which will be part of a Section 1031 tax-deferred “like kind” exchange. This will result in the recognition of a deferred tax liability for financial statement purposes.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bureau of National Affairs, Inc.

s/Gregory C. McCaffery
Gregory C. McCaffery
President and Chief Operating Officer

DATE: August 13, 2007